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SECOND AMENDING AGREEMENT

THIS AGREEMENT made as of the            day of January, 2004.

BETWEEN:

FRONTEER DEVELOPMENT GROUP INC.,

a corporation incorporated under the laws of the

Province of Ontario,

(hereinafter referred to as the "Optionor")

-

and -

NORTHWESTERN MINERAL VENTURES INC.,

a corporation incorporated under the laws of the

Province of Ontario,

(hereinafter referred to as the "Optionee")

WHEREAS the parties hereto entered into an option agreement made as of the 26th day of September, 2003, as amended by the first amending agreement made as of the 17th day of December, 2003 (the "Option Agreement");

AND WHEREAS the parties wish to further amend the Option Agreement to provide for partial vesting by the Optionee;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Five Dollars ($5.00) now paid by each of the parties hereto to the other (the receipt and sufficiency of which is hereby acknowledged), and for other good and valuable consideration, the parties hereto agree as follows:

1.

The schedule of exploration Expenditures in section 4.02 of the Option Agreement shall be replaced with the following schedule:

Date

Amount

On or before the first anniversary of the Effective Date

$500,000

On or before the second anniversary of the Effective Date

$500,000

On or before the third anniversary of the Effective Date

$1,000,000

On or before the fourth anniversary of the Effective Date

$1,000,000

On or before the fifth anniversary of the Effective Date

$2,000,000

2.

The Option Agreement shall be further amended to provide that if the Optionee makes the Cash Payments required in section 4.03 and incurs the Expenditures set out below, it shall be deemed to have acquired and be vested with an undivided right, title and interest in the Property free and clear of all liens, charges, encumbrances, security interests and adverse claims and except for proportionate responsibility for the Underlying Royalty, in the percentage so indicated herein:

(a)

incurs aggregate Expenditures of not less than $1,000,000 on or before the second anniversary of the Effective Date- 10%;

(b)

incurs aggregate Expenditures of not less than $3,000,000 on or before the fourth anniversary of the Effective Date – 30%;

(c)

incurs aggregate expenditures of not less than $5,000,000 on or before the fifth anniversary of the Effective Date –  50%;

3.

At such time as the Optionee shall have earned a vested interest and shall notify the Optionor that it does not wish to earn any additional interest in the Property, or the Optionee’s vested interest shall have been otherwise clearly determinable, the parties hereto shall enter into the joint venture agreement attached hereto as Schedule “A” (the “Joint Venture Agreement”) and shall complete sections 4.02 and 4.03 thereof to reflect the expenditures and interests of the parties.  The Optionee’s Initial Contribution in section 4.02 of the Joint Venture Agreement shall be the Optionee’s Expenditures under the Option Agreement.  The Optionor’s Initial Contribution will be determined, based upon the percentage level at which the Optionee vests.  If the Optionee vests at 50%, the Optionor’s Initial Contribution shall be deemed to be equal to the Optionee’s.  If the Optionee vests at 10%, the Optionor’s Initial Contribution shall be deemed to be 9 times the Optionee’s Initial Contribution, and if the Optionee vests at 30%, the Optionor’s Initial Contribution shall be deemed to be 2.33 times the Optionee’s Initial Contribution.

4.

In all other respects, the Option Agreement is hereby ratified and confirmed.

5.

This agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

FRONTEER DEVELOPMENT GROUP INC.

By:

________”Mark O’Dea”____________

NORTHWESTERN MINERAL VENTURES INC.

By:

_______”Kabir Ahmed”_____________